Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials sales)

Monthly Sales ($ in millions)*

	2008	2009	2010	2011	2012
January	132.9	92.5	98.0	104.3	129.8
February	135.4	80.8	97.1	102.2	130.7
March	129.9	85.7	109.1	118.3	147.8
April	144.2	83.3	118.8	114.4	128.9
May	141.6	80.5	114.4	120.4	140.3
June	138.9	91.8	123.3	116.8	135.2
July	151.6	89.3	113.1	106.6	119.6
August	131.3	80.3	111.7	109.0	130.0
September	144.2	98.1	128.5	107.6	119.3
October	139.7	99.1	117.3	136.7	129.4
November	105.7	93.2	121.5	128.9
December	78.5	79.0	86.7	112.7

12 Month Rolling Average ($ in millions)*

	2008	2009	2010	2011	2012
January	132.1	127.8	88.3	112.2	117.1
February	134.0	123.2	89.6	112.6	119.3
March	133.9	119.6	91.6	113.3	122.0
April	134.9	114.5	94.5	113.0	123.0
May	135.5	109.4	97.4	113.5	124.7
June	136.0	105.5	100.0	112.9	126.2
July	138.0	100.3	102.0	112.4	127.3
August	136.2	96.0	104.6	112.2	129.0
September	135.1	92.2	107.1	110.4	130.0
October	135.3	88.8	108.6	112.0	129.4
November	133.0	87.8	111.0	112.7
December	131.1	87.8	111.6	114.8

*NOTE:  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's Elastomers business that was acquired on August 23, 2011.